Exhibit 99.2

LONESTAR RESOURCES US INC. ANNOUNCES

RESTRUCTURING SUPPORT AGREEMENT

FORT WORTH, TX – September 14, 2020 (BUSINESS WIRE) – Lonestar Resources US Inc. (the “Company” or “Lonestar”) (NASDAQ: LONE) today announced that it and certain of its direct and indirect wholly-owned domestic subsidiaries (collectively with the Company, the “Debtors”) have entered into a Restructuring Support Agreement (the “Support Agreement”) with its largest stakeholders that will eliminate approximately $390 million in aggregate debt obligations and preferred equity interests.

Under the terms of the Support Agreement, approximately $250 million of the Company’s 11.250% Senior Notes due 2023 (the “Notes”) will be converted to equity and accrued interest thereon will be extinguished. In addition, lenders under the Company’s revolving credit facility who agree to accept the Plan (as defined below) will, among other things, receive their pro rata share of warrants (the “New Warrants”) to purchase up to 10% of the new equity interests in the Company (subject to dilution only by the issuance of new equity interests under a management incentive plan (“MIP Equity”)), revolving loans under the exit revolving credit facility, and term loans under the second-out exit term facility. Holders of preferred equity interests in the Company will receive their pro rata share of 3% of the new equity interests in the Company (subject to dilution by the MIP Equity and the New Warrants) and holders of existing Class A Common Stock in the Company will receive their pro rata share of 1% of the new equity interests in the Company (subject to dilution by the MIP Equity and New Warrants).

Under the terms of the Support Agreement, the Debtors would effectuate the proposed transactions through a prepackaged plan of reorganization (the “Plan”) under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). The Company has already obtained support for the proposed transactions from lenders holding 100 percent of the aggregate principal amount outstanding under its revolving credit facility, noteholders holding approximately 67.1 percent of the aggregate principal amount outstanding under its Notes, and holders of 100 percent of its preferred equity interests.

The Company is confident, based on the Support Agreement, that it will be able to meet its financial commitments and otherwise continue to operate its business as usual throughout the restructuring period. The Company anticipates funding the Cases and continuing to operate the business with cash-on-hand and certain proceeds from the consensual termination of the Debtors’ existing hedging arrangements with certain lenders under its revolving credit facility. The Support Agreement contemplates that the Company will continue operating its business without disruption to its customers, vendors, partners or employees. In addition, the Support Agreement contemplates that unsecured trade creditors will be paid in full under the Plan.

“We have carefully considered our options in the unprecedented environment faced by the energy industry and concluded that a consensual restructuring is in the best interest of the Company. In combination with our efforts to meaningfully reduce our capital and operating costs, the significant reduction in leverage that this transaction will afford the Company will position Lonestar to be highly competitive going forward,” said Frank D. Bracken III, Chief Executive Officer of the Company.

The Company is represented in this matter by Latham & Watkins LLP, Hunton Andrews Kurth LLP, Intrepid Partners LLC, Rothschild & Co US Inc. and AlixPartners, LLP.

About Lonestar

Lonestar is an independent energy company, focused on the development, production and acquisition of unconventional oil, natural gas liquids and natural gas properties in the Eagle Ford Shale in Texas.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements concerning management’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, financial prospects; anticipated sources and uses of capital; the transactions contemplated by the Support Agreement, including the restructuring of the Company, including the expected benefits of these transactions, business strategies, anticipated sources and uses of capital, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the inability to complete the Plan, or the restructuring; risks related to disruption of management’s attention from ongoing business operations due to the Chapter 11 Cases to be filed by the Debtors or the restructuring; and the effects of future litigation, including litigation relating to the Chapter 11 Cases or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. These forward-looking statements speak only as of the date of this communication, and the Company expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including the most recent Forms 10-K and 10-Q for additional information about the Company and about the risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

No Solicitation or Offer

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.